                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                       [X]

Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           COMMUNITY BANCSHARES, INC.
       ------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


       ------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:
                                                                          ------
      (2)  Aggregate number of securities to which transaction applies:
                                                                       ---------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                     -----------
      (4)  Proposed maximum aggregate value of transaction:
                                                           ---------------------
      (5)  Total fee paid:
                          ------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount previously paid:
                                  ----------------------------------------------

      (2)  Form, Schedule or Registration Statement No.:
                                                        ------------------------
      (3)  Filing Party:
                        --------------------------------------------------------
      (4)  Date Filed:
                      ----------------------------------------------------------

                           COMMUNITY BANCSHARES, INC.

                                Highway 231 South
                                  P.O. Box 1000
                           Blountsville, Alabama 35031


                                                                  March __, 1999


To the Stockholders of
Community Bancshares, Inc.:

         In connection with the Annual Meeting of stockholders of Community Bancshares, Inc. to be held at 10:00 a.m., local time, on Thursday, April 22, 1999, we enclose a Notice of Annual Meeting of Stockholders, proxy and Proxy Statement containing information concerning those matters which are to be considered at the Annual Meeting.

         You are cordially invited to attend the Annual Meeting in person. Please sign and return the proxy in the enclosed postage-prepaid envelope so that your shares can be voted in the event you are unable to attend the meeting. This will not limit your rights to vote in person or attend the Annual Meeting.

         We are enthusiastic about the future and appreciate your continued support. We look forward to seeing you on April 22.


                                          Sincerely yours,



                                          Kennon R. Patterson, Sr.
                                          Chairman, Chief Executive Officer and
                                          President

PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ACCOMPANYING PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                           COMMUNITY BANCSHARES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          ----------------------------

         The Annual Meeting of the stockholders of Community Bancshares, Inc. (the "Company"), will be held at the Administrative Building of Community Bank headquarters, Highway 231 South, Blountsville, Alabama, on Thursday, April 22, 1999 at 10:00 a.m., local time, for the following purposes:

         1. The election of Denny G. Kelly, Kennon R. Patterson, Sr., Merritt M. Robbins and R. Wayne Washam as Class III directors;

         2. Ratification of the appointment of Dudley, Hopton-Jones, Sims & Freeman, PLLP, to serve as independent auditors of the Company and its subsidiaries for the year ending December 31, 1999;

         3. Approval and adoption of an Amended and Restated Certificate of Incorporation;

         4. Consideration of a stockholder proposal to amend the Company's Bylaws to separate the position of Chairman of the Board from the position of President;

         5. Consideration of a stockholder proposal to amend the Company's Bylaws to restrict the composition of the Board of Directors to independent directors;

         6. Consideration of a stockholder proposal to amend the Company's Bylaws to declassify the Board of Directors; and

         7. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 15, 1999 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting.

         Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the Annual Meeting.

         You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE RETURN ENVELOPE ENCLOSED FOR THAT PURPOSE. The person giving the enclosed proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivering a later written proxy or a written revocation to the Corporate Secretary of the Company, provided such later written proxy or revocation is actually received by the Corporate Secretary of the Company before the vote of stockholders at the Annual Meeting. If you need assistance in completing your proxy, please call the Company at (205) 429-1000.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF ITEMS 1, 2 AND 3 ABOVE, AND A VOTE "AGAINST" ITEMS 4, 5 AND 6 ABOVE.


                                           By Order of the Board of Directors,




                                           Bishop K. Walker, Jr.
                                           Secretary

Blountsville, Alabama
March __, 1999

                           COMMUNITY BANCSHARES, INC.

                                Highway 231 South
                                  P.O. Box 1000
                           Blountsville, Alabama 35031

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 22, 1999

                         ------------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished to stockholders of Community Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of stockholders to be held April 22, 1999, and at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

         The executive offices of the Company are located at Highway 231 South, P.O. Box 1000, Blountsville, Alabama 35031. This Proxy Statement was mailed to stockholders of the Company on or about March ___, 1999.

STOCKHOLDERS ENTITLED TO VOTE

         Each holder of record of the Company's common stock, $.10 par value per share ("Common Stock"), as of the close of business on March 15, 1999, will be entitled to vote at the Annual Meeting. Each stockholder will be entitled to one vote on each proposal for each share of Common Stock held as of such date. At the close of business on March 15, 1999, there were 4,656,847 shares of Common Stock issued and outstanding, which were held by approximately 2,209 stockholders of record. The Company's stock transfer books will not be closed and shares of Common Stock may be transferred subsequent to the record date, although all votes must be cast in the names of stockholders of record as of the record date.

PROXIES

         If the enclosed form of proxy is properly executed and received by the Company before or at the Annual Meeting, the shares of Common Stock represented thereby will be voted as specified in the proxy by the persons designated in such proxy. If no specification is made in the proxy, shares of Common Stock represented by the proxy will be voted (1) "FOR" the election of the nominees for directors listed in the accompanying Notice of Annual Meeting, (2) "FOR" ratification of the appointment of Dudley, Hopton-Jones, Sims & Freeman, PLLP, as independent auditors of the Company and its subsidiaries for the year ending December 31, 1999, (3) "FOR" approval and adoption of the Amended and Restated Certificate of Incorporation, (4) "AGAINST" the stockholder proposal to amend the Company's Bylaws to separate the position of Chairman of the Board from the position of President, (5) "AGAINST" the stockholder proposal to amend the Company's Bylaws to restrict the composition of the Board of Directors to independent directors, (6) "AGAINST" the stockholder proposal to amend the Company's Bylaws to declassify the Board of Directors, and (7) in accordance with the recommendation of the Board of Directors as to any other matters which may come before the Annual Meeting. The person giving the enclosed proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivering a later written proxy or a written revocation to the Corporate Secretary of the Company, provided such later written proxy or revocation is actually received by the Corporate Secretary of the Company before the vote of stockholders at the Annual Meeting.

OTHER MATTERS

         The Board of Directors is not aware of any business to be presented at the Annual Meeting other than that described in the accompanying Notice of Annual Meeting. If other matters do properly come before the Annual Meeting, it is intended that the persons named on the enclosed proxy card will vote on such matters in accordance with the recommendation of the Board of Directors. The Board of Directors has recommended that such persons vote "AGAINST" any proposal or other business that is presented at the Annual Meeting unless the Board of Directors has previously approved such proposal or other business.

SOLICITATION OF PROXIES

         Solicitation of proxies will be made initially by mail. In addition, proxies may be solicited by directors, officers and other employees of the Company and its subsidiaries in person, by telephone and by other means. The Company may engage the services of a proxy solicitation firm to assist the Company in soliciting proxies for the Annual Meeting. The cost of preparing, assembling and mailing this Proxy Statement and other materials furnished to stockholders and all other expenses of solicitation, including the expense of brokers, custodians, nominees and other fiduciaries who, at the request of the Company, mail material to or otherwise communicate with beneficial owners of shares of Common Stock held by them, will be paid by the Company.

         THIS SOLICITATION IS MADE BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS URGES THAT YOU EXECUTE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE AND RECOMMENDS THAT THE SHARES OF COMMON STOCK REPRESENTED BY THE PROXY BE VOTED "FOR" APPROVAL OF PROPOSALS 1, 2 AND 3 AND "AGAINST" PROPOSALS 4, 5 AND 6.

ANNUAL REPORTS

         A copy of the Company's 1998 Annual Report to Stockholders accompanies this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 will be furnished without charge to any stockholder who requests such report in writing from Kennon R. Patterson, Sr., Community Bancshares, Inc., P.O. Box 1000, Blountsville, Alabama 35031.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of March 1, 1999, with respect to ownership of shares of Common Stock by each of the Company's directors and nominees for directors, all directors, nominees for directors and executive officers of the Company as a group, and each other person or group that is known by the Company, based solely upon a review of filings made with the Securities and Exchange Commission ("SEC"), to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.


                                                                                            PERCENTAGE
                                      SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)           OF TOTAL
                                      -----------------------------------------               SHARES
PERSON, GROUP OR ENTITY               SOLE POWER(2)  SHARED POWER(3)   AGGREGATE           OUTSTANDING
-----------------------               ----------     ------------      ----------          -----------
I.  DIRECTORS, NOMINEES AND
    EXECUTIVE OFFICERS

Glynn Debter.......................     26,867(4)        10,200          37,067                *
Roy B. Jackson.....................      1,400            3,600           5,000                *
Denny G. Kelly.....................     86,842(5)       283,158         370,000                7.96%
John J. Lewis, Jr..................     42,467(6)         1,200          43,667                *
Loy McGruder.......................     34,650(7)        23,372          58,022                1.25
Hodge Patterson, III...............     74,755(8)         5,322          80,077                1.72
Kennon R. Patterson, Sr............    105,874(9)       757,582         863,456               18.58
Merritt M. Robbins.................    180,276(10)        4,632         184,908                3.98
Robert O. Summerford...............     40,667(11)       76,200         116,867(12)            2.51
Bishop K. Walker, Jr...............    244,784(13)      324,695         569,479               12.25
R. Wayne Washam....................     35,069(14)        4,000          39,069                *
All Company directors,
nominees for directors and
executive officers as
a group (12 persons) ..............    873,651          960,921       1,834,572               39.47

II.  OTHERS

Bank One as Trustee of the
Community Bancshares, Inc.
Employee Stock Ownership
Plan ("ESOP")(15)..................         --          554,904(16)     554,904(16)           11.94

R.C. Corr, Jr., Doris J. Corr,
Bryan A. Corr, Tina M. Corr,
Joan M. Currier, John David
Currier, Christian M. Currier,
Oneonta Telephone Company, Inc.,
A. Lee Hanson, Jimmy  C. Smith,
J.R. Whitlock, Sr. and William S.
Wittmeier as a group(17)(18).......    101,775          362,228         464,003                9.98



-------------------------
*        Less than 1%.
(1) The number of shares reflected are shares which, under applicable SEC regulations, are deemed to be beneficially owned, including shares as to which, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, either voting power or investment power is held or shared. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of

         Common Stock subject to options held by that person which are currently exercisable, or which will become exercisable within 60 days following March 1, 1999, are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The total number of shares beneficially owned is divided, where applicable, into two categories:
         (i) shares as to which voting/investment power is held solely, and
         (ii) shares as to which voting/investment power is shared.
(2) Unless otherwise specified in the following footnotes, if a beneficial owner is shown as having sole power, the owner has sole voting as well as sole investment power, and if a beneficial owner is shown as having shared power, the owner has shared voting power as well as shared investment power. Some individuals are shown as beneficial owners of shares held by the Community Bancshares, Inc. Employee Stock Ownership Plan (the "ESOP"). The individual has sole power to direct the ESOP trustee as to the manner in which shares allocated to the individual's account under the ESOP are to be voted. The individual has no direct power of disposition with respect to shares allocated to the individual's account, except to request a distribution under the terms of the ESOP.
(3) This column may include shares held in the name of, among others, a spouse, minor children or certain other relatives sharing the same home as the director, nominee, executive officer or 5% shareholder. In the cases of Messrs. Kennon R. Patterson, Sr., Bishop K. Walker, Jr. and Denny G. Kelly, this column includes 267,836 shares which are held by the ESOP and which have not been allocated to any participant account. These individuals serve as members of the Administrative Committee of the ESOP and have voting and investment authority over the unallocated shares, but each individual disclaims any beneficial ownership with respect to such unallocated shares. In the case of Messrs. Kennon R. Patterson, Sr., Bishop K. Walker, Jr., Denny G. Kelly, Loy McGruder and Hodge Patterson, III, this column includes 5,322 shares held by Community Investments, a partnership composed of eight individuals, of which each such individual is a partner. The number of shares shown is each partner's individual interest in the 42,578 shares of Common Stock held by the partnership.
(4) Includes 26,667 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options.
(5) Includes 34,000 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options and 13,172 shares allocated to Mr. Kelly's ESOP account as of December 31, 1997.
(6) Includes 28,667 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options.
(7) Includes 26,667 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options and 7,983 shares allocated to Mr. McGruder's ESOP account as of December 31, 1997.
(8) Includes 28,667 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options and 9,484 shares allocated to Mr. Patterson's ESOP account as of December 31, 1997.
(9) Includes 72,667 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options and 33,207 shares allocated to Mr. Patterson's ESOP account as of December 31, 1997.
(10) Includes 26,667 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options.
(11) Includes 26,667 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options.
(12) Includes 62,200 shares held by Summerford Nursing Home and 14,000 shares held by Summerford Drug. Mr. Summerford is a controlling shareholder of both companies.
(13) Includes 52,333 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options and 11,747 shares allocated to Mr. Walker's ESOP account as of December 31, 1997.
(14) Includes 28,667 shares which could be acquired within 60 days following March 1, 1999 pursuant to stock options.

(15)     The address of Bank One is P.O. Box 60279, New Orleans, Louisiana
         70160.
(16) Participants in the ESOP have the power to direct the ESOP trustee how to vote shares allocated to their individual accounts. Any unallocated shares, and any allocated shares with respect to which voting instructions are not received from a participant, will be voted by the appropriate ESOP fiduciary in its discretion.
(17) The address of the members of the Corr and Currier families and Oneonta Telephone Company is 600 Third Avenue East, Oneonta, Alabama 35121.
         Mr. Hanson's address is No. 5 Greenbriar Lane, Oneonta, Alabama 35121. Mr. Smith's address is 1630 2nd Avenue East, Oneonta, Alabama 35121. Mr. Whitlock's address is 3410 Rocky Hollow Road, Blountsville,
         Alabama 35031. Mr. Wittmeier's address is 1 Creek Side Way S.W., Rome, Georgia 30165.
(18) Information about this group was obtained from a Schedule 13D, and an amendment thereto, filed by such group with the SEC, except that the percentage of ownership has been recalculated based on the number of shares of Common Stock outstanding as of March 1, 1999.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Bylaws of the Company provide for a classified Board of Directors consisting of three classes, with the term of office of each class expiring in successive years, and that the number of directors will be fixed from time to time by the vote of the directors. The current number of directors has been fixed at 11. The terms of the Class III directors expire at the Annual Meeting. The terms of the Class I and Class II directors will expire in 2000 and 2001, respectively. The Board of Directors is recommending the re-election of those persons currently serving as Class III directors. Each of the Class III directors elected at the Annual Meeting will serve three-year terms expiring at the 2002 annual meeting of stockholders or until his respective successor is elected and qualified. Unless "Withhold Authority" is noted as to all specified nominees, proxies in the accompanying form will be voted at the Annual Meeting for the election of the nominees named below for the term indicated.

         The Board of Directors has nominated Denny G. Kelly, Kennon R. Patterson, Sr., Merritt M. Robbins and R. Wayne Washam for election as Class III directors to hold office until expiration of their term and until their successors shall have been elected and qualified. It is intended that the persons named in the enclosed proxy will vote for the election of these nominees. Each nominee has consented to serve as director if elected, but if for any reason any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for substitutes proposed by the Company's Board of Directors.

         The names of the nominees and the directors who will continue to serve unexpired terms and certain information relating to them, including the business experience of each during the past five years, follow.

                 NOMINEES FOR TERMS EXPIRING IN 2002 (CLASS III)


                                                    Director of
Name, Age and Positions Held With the               Company                   Principal Occupation
Company and its Subsidiaries                        Since                   During Past Five Years (1)
----------------------------------------------      ------------  ---------------------------------------------

Denny G. Kelly (59)                                   1986        President of Community Bank (1993-Present)
Director and Executive Vice President of the
Company; Director and President of
Community Bank; Director of 1st Community
Credit Corporation, Community Appraisals,
Inc., Community Insurance Corp. and
Southern Select Insurance, Inc.

Kennon R. Patterson, Sr. (56)                         1983        Chairman, President and Chief Executive Officer of
Chairman, President and Chief Executive                           the Company (1985-Present); Chairman and Chief
Officer of the Company; Chairman and Chief                        Executive Officer of Community Bank (1993-Present)
Executive Officer of Community Bank; Director
of Community Appraisals, Inc., Community
Insurance Corp., 1st Community Credit
Corporation and Southern Select Insurance, Inc.

Merritt M. Robbins (61)                               1996        Piggly Wiggly store operator and property
Director of the Company, Community Bank,                          developer
and 1st Community Credit Corporation

R. Wayne Washam (62)                                  1996        Retired; Assistant Superintendent of Arab,
Director of the Company, Community Bank,                          Alabama City Schools (1992-1996)
and 1st Community Credit Corporation


                 DIRECTORS WITH TERMS EXPIRING IN 2000 (CLASS I)


                                                 Director of
Name, Age and Positions Held in the              Company                      Principal Occupation
Company and its Subsidiaries                     Since                     During Past Five Years (1)
--------------------------------------------     -------------    ----------------------------------------------

Roy B. Jackson (64)                                 1999          Owner-operator of Jackson's Farm and Garden Center
Director of the Company and Community Bank

Hodge Patterson, III (43)                           1993          Executive Vice President of Community Bank
Director of the Company; Director and                             (1997-Present); Vice-Chairman, Chief Executive
Executive Vice President of Community                             Officer and President of Community Bank, a
Bank; Director of 1st Community Credit                            Tennessee bank (1993-1997)
Corporation, Community Insurance Corp.
and Southern Select Insurance, Inc.

Robert O. Summerford (68)                           1996          Owner-operator of Summerford Nursing Home and
Director of the Company, Community Bank,                          Summerford Drugs
and Community Appraisals, Inc.


                DIRECTORS WITH TERMS EXPIRING IN 2001 (CLASS II)


                                                 Director of
Name, Age and Positions Held in the              Company                      Principal Occupation
Company and its Subsidiaries                     Since                     During Past Five Years (1)
--------------------------------------------     -------------    -----------------------------------------------

Glynn Debter (64)                                   1996          Owner-operator of Debter Farms
Director of the Company, Community Bank,
Community Insurance Corp and Southern
Select Insurance, Inc.

John J. Lewis, Jr. (51)                             1997          Production Planning Manager for Tyson Foods, Inc.
Director of the Company, Community Bank
and Community Appraisals, Inc.

Loy McGruder (58)                                   1996          Executive Vice President of Community Bank
Director of the Company; Director and                             (1994-Present); City President of Community
Executive Vice President of Community Bank;                       Bank-Blountsville (1994-1997); Senior Vice
Director of Community Insurance Corp.                             President of Community Bank (1993-1994)
and Southern Select Insurance, Inc.

Bishop K. Walker, Jr. (67)                          1983          Vice Chairman, Senior Executive Vice President
Director, Vice Chairman, Secretary,                               and General Counsel of the Company (1987-Present);
Executive Vice President and General Counsel                      President and Director of Community Insurance
of the Company; Director, Senior Executive                        Corp. (1987-1997)
Vice President and Secretary of Community Bank;
Director of Community Insurance Corp. and
Southern Select Insurance, Inc.


         All directors of the Company hold office for three-year terms unless they sooner resign, become disqualified, or are removed. The officers of the Company are elected annually by the directors and serve until their successors are elected and qualified or until their earlier resignation, removal or disqualification.

         Directors Kennon R. Patterson, Sr. and Hodge Patterson, III are brothers.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held nine meetings during 1998. To assist it in its work, the Board of Directors has the following standing committees: Executive Committee, Nominating Committee, Executive Compensation Committee, ESOP and Pension Plan Administrative Committee, and Audit Committee.

         The membership of the Executive Committee currently consists of Kennon
R. Patterson, Sr. (Chairman), Denny G. Kelly (Vice Chairman), Glynn Debter, Merritt M. Robbins, Bishop K. Walker, Jr. and R. Wayne Washam. This committee has the authority, to the extent permitted by law and the Company's governing documents, to exercise all the powers of the board of directors in the management of the business and affairs of the Company. In performing these functions, the committee met six times during 1998.

         The Nominating Committee is currently composed of Glynn Debter (Chairman), John J. Lewis, Jr. (Vice Chairman), Robert O. Summerford and Bishop
K. Walker, Jr. The purpose of this committee is to recommend to the Board of Directors nominations for directors of the Company. This committee met one time in 1998.

         The Executive Compensation Committee reviews the compensation of all officers of the Company and its subsidiaries. Membership of this committee, which met one time in 1998, currently consists of Merritt M. Robbins (Chairman),
R. Wayne Washam (Vice Chairman), Denny G. Kelly and Bishop K. Walker, Jr.

         The ESOP and Pension Plan Administrative Committee administers the Company's pension plan and employee stock ownership plan. This committee is currently composed of Denny G. Kelly (Chairman), Kennon R. Patterson, Sr. (Vice Chairman) and Bishop K. Walker, Jr. This committee held one meeting in 1998.

         The Audit Committee reviews the financial and internal operations of the Company. Members of the Audit Committee are R. Wayne Washam (Chairman), John
J. Lewis, Jr., Glynn Debter, Merritt M. Robbins and Robert O. Summerford. This committee met ten times during 1998.

DIRECTOR ATTENDANCE

         During 1998, all incumbent directors of the Company attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees of which they were members.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         For 1998, Kennon R. Patterson, Sr., Bishop K. Walker, Jr., Denny G. Kelly, Loy McGruder, Hodge Patterson, III, Kennon R. Patterson, Jr. and Stacey Mann each failed to file a report on Form 4 to show an increase in their ownership of a partnership which holds shares of Common Stock. Each such person subsequently reported this event on a Form 5, which was timely filed. Kennon R. Patterson, Sr., Bishop K. Walker, Jr. and Denny G. Kelly each failed to file a report on Form 4 during 1998 to show an increase in the number of unallocated shares of Common Stock held by the ESOP, as to which shares each person disclaims beneficial ownership. Each such person subsequently reported this event on a Form 5, which was timely filed. During 1998, Michael A. Bean filed an untimely report on Form 3 reporting that he held no shares of Common Stock upon becoming an executive officer of the Company. Bryan A. Corr filed an untimely report on Form 4 during 1998 reporting an increase in his beneficial ownership of Common Stock. Glynn Debter filed two untimely reports on Form 4 during 1998 reporting increases in his beneficial ownership of Common Stock. The Company has relied on written representations of its directors and executive officers and copies of the reports that have been filed in making required disclosures concerning beneficial ownership reporting.

DIRECTOR RESIGNATIONS

         As part of its efforts to conform the Company's corporate governance policies and procedures to those of other publicly-held companies, the Board of Directors determined that it would be in the best interests of the Company to have a lesser percentage of Board seats held by employee directors. In January 1999, three employee directors of the Company resigned from the Board to allow the Company to achieve this goal. The effect of these resignations was a Board of Directors comprised of five employee directors and six non-employee directors. In the future the Board may take further action to increase or decrease the proportion of employee directors to non-employee directors as it deems appropriate to further the objectives of the Company.

         Effective January 28, 1999, Bryan A. Corr resigned as a director of the Company. SEC rules require that we provide a summary of the disagreements cited by Mr. Corr as the reason for his resignation. In his letter of resignation, Mr. Corr cited his disagreement with certain actions he alleged were or should have been taken by the Company's Board of Directors. Specifically, Mr. Corr indicated his disagreement with the practice of management not providing a "Board Book" for each Board meeting, inadequate examination of related-party transactions, adoption of a share purchase rights plan and amendments to the Company's Bylaws, failure to respond to proposals submitted by a group of stockholders for inclusion in this Proxy Statement, and misrepresentations made in a letter to stockholders.

         The Company believes Mr. Corr's allegations are without merit. Mr. Corr's allegations are either patently false or based on criticisms of management style rather than management quality. The Company also believes that Mr. Corr's resignation was in response to actions taken by the Board of Directors to address certain actions taken by Mr. Corr during the Company's 1998 public offering of Common Stock. The Board of Directors considered the actions taken by Mr. Corr to be inconsistent with his responsibilities and duties as a director of the Company and, on November 30, 1998, dismissed Mr. Corr as a director of Community Bank and its subsidiaries, and requested that Mr. Corr resign as a director of the Company. Mr. Corr refused to resign as a director of the Company at that time. Mr. Corr's term as a director of the Company would have expired at the Annual Meeting. The Nominating Committee did not nominate Mr. Corr for re-election to the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Community Bank has from time to time made loans to certain of its directors and executive officers, and members of their immediate families, in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time of the loans for comparable transactions with other persons. These loans did not involve more than the normal risk of collectibility or present other unfavorable features. Community Bank maintains a program whereby each of its full-time employees is eligible for a one percent discount in the rate of interest charged on a loan from the bank. Federal banking regulations have been amended to permit executive officers of Community Bank to participate in this program. In addition, Community Bank maintains a program for executive officers and other of its employees who are required by the bank to relocate within its market area in connection with their employment with the bank. Under this program, each of these employees is eligible for a five percent annual interest rate on first mortgage, real estate loans from the bank. During 1998, the total amount of loans to directors and executive officers of the Company and members of their immediate families originated by Community Bank under these two programs was approximately $3.6 million. As of March 10, 1999, the total outstanding balance of loans by Community Bank to directors and executive officers of the Company and members of their immediate families under these two programs was approximately $2.4 million.

         During 1998, Community Bank contracted with Heritage Valley Farms, an unincorporated business owned by Kennon R. Patterson, Sr., a director and named executive officer of the Company, for the upkeep and maintenance of the external grounds of certain locations of the bank and its subsidiaries. During most of 1998, such services were provided by Heritage Valley Farms at seven of the Company's locations. During the first quarter of 1998, Heritage Valley Farms provided such services at an additional 12 locations. Pursuant to its service contract with Heritage Valley Farms, Community Bank and its subsidiaries paid Heritage Valley Farms a total of $51,465 during 1998, or a monthly average of $468 per location. In February 1999, Community Bank entered into a new service contract with Heritage Valley Farms for the maintenance of 12 locations at a total monthly cost of $7,058, or an average monthly cost of $588 per location.

         During 1998, Heritage Interiors, a decorating and design firm owned and operated by the wife of Kennon R. Patterson, Sr., provided interior design services and furnishings, including furniture, appliances, fixtures, hardware, carpets, wall coverings, paint, drapes and accessories, to the Company, Community Bank and its subsidiaries in connection with the opening of new facilities and the renovation of existing facilities. For such services and furnishings, Heritage Interiors was paid a total of $666,492, including $265,000 in connection with the completion of three new buildings containing a total of about 60,000 square feet, $31,876 in connection with the renovation of an existing building at the Company's headquarters in Blountsville, Alabama, $150,723 in connection with the opening of a permanent facility in Double Springs, Alabama, $38,647 in connection with the opening of bank locations in Albertville, Boaz and Guntersville, Alabama, $44,610 in connection with the opening of six locations for 1st Community Credit Corporation, and additional amounts relating to 23 other office locations.

         The Company has entered into an agreement with the accounting firm of Schauer, Taylor, Cox & Vise, P.C. to provide accounting services and perform preliminary work in connection with the Company's annual audit. Doug Schauer, a member of such firm, is Kennon R. Patterson, Sr.'s son-in-law. During 1998, the Company or its subsidiaries paid such firm a total of $165,000. The preliminary audit work of this firm is reviewed by the Company's independent auditors, Dudley, Hopton-Jones, Sims & Freeman, PLLP, which issues an audit opinion to the Company.

         At December 31, 1998, the total outstanding balance of indebtedness incurred by the ESOP to purchase shares of Common Stock was approximately $2,944,232. This indebtedness, which is owed to a third party and is secured by a pledge of 241,350 shares of Common Stock that have not been allocated by the ESOP, is guaranteed by the Company.

LEGAL PROCEEDINGS

         On November 19, 1998, Mr. William Towns, a shareholder of the Company, filed a shareholder derivative action against the directors of the Company in the state Circuit Court for Blount County, Alabama. Mr. Towns amended his complaint on January 14, 1999 to add the Company and Community Bank as defendants in the action. On February 11, 1999, the complaint was again amended to add Mr. Pat Bellew and Mrs. Mary Bellew, who are also stockholders of the Company, as additional plaintiffs. The complaint alleged that the directors of the Company breached their fiduciary duty to the Company and its stockholders, engaged in fraud, fraudulent concealment, suppression of material facts and suppression of the plaintiff stockholders, failed to supervise management, conspired to conceal wrongful acts from the Company's stockholders and paid themselves excessive director fees. The complaint also alleged that the Board of Directors acquiesced in mismanagement and misconduct by Kennon R. Patterson, Sr., the Chairman of the Board, Chief Executive Officer and President of the Company, including alleged self-dealing, payment of excessive compensation, misappropriation of corporate opportunities and misappropriation of funds. The complaint sought an unspecified amount of compensatory and punitive damages, removal of the current directors, appointment of a new Board of Directors, and attorneys fees and costs. Management of the Company believes that the plaintiffs' allegations are false and that the action lacks merit. The Company and its directors intend to defend the action vigorously and have filed a motion with the court seeking to have the complaint dismissed. Management of the Company believes that the action will not have a material adverse effect on the Company's results of operations and financial condition.

                             EXECUTIVE COMPENSATION

         All share amounts and per share amounts in the following discussion have been adjusted to reflect a two-for-one stock split, effected in the form of a stock dividend of shares of the Common Stock, on March 26, 1998.

   SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides summary information concerning compensation paid by the Company and its subsidiaries during 1998 to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company at December 31, 1998 (hereinafter referred to as the "named executive officers") for the fiscal years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                           ANNUAL COMPENSATION                COMPENSATION
                                                           -------------------                ------------
                                                                                                 AWARDS
                                                                                OTHER          SECURITIES
                                                                                ANNUAL         UNDERLYING     ALL OTHER
                                                                             COMPENSATION     OPTIONS/SARS   COMPENSATION
   NAME AND PRINCIPAL POSITION          YEAR     SALARY($)      BONUS ($)       ($)(1)             (#)         ($)(2)
   ---------------------------          ----     ----------     ---------    ------------     ------------   ------------

Kennon R. Patterson, Sr.
  Chairman, President
  and Chief Executive Officer.......    1998     $736,369            --        $41,877            16,667       $12,100
                                        1997      660,000            --         34,600             4,000        14,907
                                        1996      450,000            --         32,400            52,000        15,220

Bishop K. Walker, Jr.
  Vice Chairman and
  General Counsel...................    1998     $248,730            --        $33,000            13,333        $3,839
                                        1997      225,000       $50,000         27,750             3,000         7,746
                                        1996      200,000        60,000         26,000            36,000         9,059

Denny G. Kelly
  President -
  Community Bank....................    1998     $190,288            --        $34,914            10,000        $1,800
                                        1997      150,000       $30,000         27,000             2,000         5,707
                                        1996      130,000        50,000         26,000            22,000         7,020

Hodge Patterson, III
  Executive Vice President -
  Community Bank....................    1998     $170,019            --        $36,010             6,667        $1,800
                                        1997      150,000       $30,000         28,600             2,000         5,707
                                        1996      120,000        50,000         28,400            20,000         7,020

Loy McGruder
  Executive Vice President -
  Community Bank....................    1998     $152,231            --        $32,448             6,667        $1,800
                                        1997      125,000       $30,000         27,000             2,000         5,707
                                        1996       95,000        35,000         26,000            18,000         5,976

--------------------

(1) Includes fees paid for service as a director of the Company and its subsidiaries and miscellaneous compensation.
(2) Includes life insurance premiums paid by the Company and Company contributions to the ESOP for each named executive officer for 1996 and 1997. Amounts shown for 1998 are life insurance premiums only. Allocations to ESOP accounts have not yet been made for 1998.

STOCK OPTIONS

         The following table contains information regarding the grant of stock options during 1998 to the named executive officers.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF STOCK
                                                                                              PRICE APPRECIATION FOR
                                                   INDIVIDUAL GRANTS(1)                           OPTION TERM(2)
                                ------------------------------------------------------------ ------------------------
                                  NUMBER OF        PERCENT OF
                                  SECURITIES     TOTAL OPTIONS/
                                  UNDERLYING     SARS GRANTED      EXERCISE OR
                                 OPTIONS/SARS    TO EMPLOYEES      BASE PRICE     EXPIRATION
NAME                             GRANTED(#)      IN FISCAL YEAR      ($/SH)          DATE        5%($)        10%($)
------------------------------  -------------    --------------    -----------    -----------   --------    --------

Kennon R. Patterson, Sr.
Chairman, President
and Chief Executive Officer....    16,667            8.19%          $15.00        3/25/03        $69,071    $152,631

Bishop K. Walker, Jr.
Vice Chairman and General
Counsel........................    13,333            6.55            15.00        3/25/03         55,255     122,099

Denny G. Kelly
President - Community Bank.....    10,000            4.91            15.00        3/25/03         41,442      91,577

Hodge Patterson, III
Executive Vice President -
Community Bank.................     6,667            3.27            15.00        3/25/03         27,629      61,054

Loy McGruder
Executive Vice President -
Community Bank.................     6,667            3.27            15.00        3/25/03         27,629      61,054


------------------------------

(1)    All stock options became exercisable on the date they were granted.
(2) Represents hypothetical gains that could be achieved with respect to the grants of options if the options were to be exercised at the end of the option term, based upon assumed rates of appreciation in the market price of Common Stock of 5% and 10%, compounded annually from the date of grant to the expiration date. Actual gains, if any, could vary and will depend upon the actual date or dates on which options are exercised and the actual rates of appreciation, if any, in the price of Common Stock.

OPTION EXERCISES AND HOLDINGS

         The following table provides information concerning the exercise of stock options during 1998 by the named executed officers and the unexercised stock options held by them at December 31, 1998.

                     AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                  Number of Securities      Value of Unexercised
                                                                 Underlying Unexercised        In-the-money
                                                                     Options/SARs              Options/SARs
                                                                     at FY-End(#)             at FY-End ($)(1)
                                    Shares                     ------------------------   -------------------------
                                  Acquired on       Value        Exercis-    Unexercis-     Exercis-    Unexercis-
Name                              Exercise(#)     Realized($)      able         able         able         able
-------------------------------  -------------  -------------  -----------  -----------   ----------   ------------

Kennon R. Patterson, Sr.........     --              --           72,667         --         $633,335       --

Bishop K. Walker, Jr............     --              --           52,333         --          449,165       --

Denny G. Kelly..................     --              --           34,000         --          285,000       --

Hodge Patterson, III............     --              --           28,667         --          248,335       --

Loy McGruder....................     --              --           26,667         --          228,335       --


-------------------------

(1) Represents market value of underlying shares of Common Stock at December 31, 1998 net of the exercise price of the options.

RETIREMENT PLAN

         The following table shows the estimated annual benefits payable at normal retirement age (age 65) under a qualified defined benefit retirement plan (Community Bancshares, Inc. Revised Pension Plan) as well as under a non-qualified supplemental retirement plan (Community Bancshares, Inc. Benefit Restoration Plan). This supplemental plan provides benefits that would otherwise be denied participants because of Internal Revenue Code limitations on qualified plan benefits. All of the named executive officers, other than Mr. McGruder, are participants in this supplemental plan.

                               PENSION PLAN TABLE

                                            Years of Credited Service
                            ---------------------------------------------------------
         Average Annual
          Compensation           10              20             30             40
          -------------         ----            ----           ----           ----
          $     25,000       $   3,750       $   7,500      $  11,250     $  15,000
                50,000           7,500          15,000         22,500        30,000
                75,000          11,250          22,500         33,750        45,000
               100,000          15,000          30,000         45,000        60,000
               250,000          37,500          75,000        112,500       150,000
               500,000          75,000         150,000        225,000       300,000
               750,000         112,500         225,000        337,500       450,000
             1,000,000         150,000         300,000        450,000       500,000

         The benefits shown are not subject to any deduction for Social Security benefits or other offset amounts. Benefits shown above are computed as a straight-life annuity beginning at age 65.

         The amount of compensation covered by the combination of plans covering the named executive officers is total compensation, including bonuses, overtime or other forms of extraordinary compensation. The amount of the retirement benefit is determined by the length of the retiree's credited service under the plans and his average monthly earnings for the five highest consecutive calendar years of the retiree's final ten consecutive calendar years of employment with the Company and its subsidiaries. The full years of credited service under the plans for the named executive officers are as follows: Kennon R. Patterson, Sr.: 16 years; Bishop K. Walker, Jr.: 12 years; Denny G. Kelly: 13 years; Hodge Patterson, III: 12 years; and Loy McGruder: 12 years.

COMPENSATION OF DIRECTORS

         Directors of the Company are paid a fee of $1,000 for each month during which the director serves. Members of the Executive Committee and Audit Committee receive a fee of $1,000 for each month during which such committees meet. Directors of the Company who are also directors of Community Bank or its subsidiaries receive the following monthly fees: Community Bank - $1,000; Community Appraisal, Inc. - $250; 1st Community Credit Corporation - $250; Community Insurance Corp. - $250; and Southern Select Insurance, Inc. - $250.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

         EMPLOYMENT CONTRACTS

         The Company has entered into an Employment Agreement with Kennon R. Patterson, Sr. which expires on March 31, 2008. The agreement provides that Mr. Patterson will serve as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and receive salary, bonuses and director fees. Pursuant to the agreement, this compensation package is to be increased by at least 10% each year. Mr. Patterson's agreement also provides that he will receive four weeks of paid vacation annually, an automobile for business and personal use, reimbursement of business and professional expenses, memberships in civic and social clubs, and an annual allowance of $10,000 for the purchase of life insurance. In the event that Mr. Patterson is disabled to the extent that he is incapable of performing his duties, he is entitled to a continuation of his compensation during the period of disability, but not to exceed one year. If Mr. Patterson's employment with the Company is terminated, he may not engage in the business of banking within a 25 mile radius of any office of the Company or its subsidiaries for a period of two years following the termination of his employment.

         The Company has also entered into an Employment Agreement with Bishop
K. Walker, Jr. which expires on March 31, 2001. Pursuant to this agreement, Mr. Walker is to serve as Vice Chairman, Executive Vice President, General Counsel and Secretary of the Company and in other capacities for certain of its subsidiaries. Mr. Walker is to receive a stated salary which will be reviewed annually. Mr. Walker's agreement also provides that he will receive three weeks of paid vacation annually, an automobile for business and personal use, reimbursement of business and professional expenses, memberships in civic and social clubs and an employer-provided life insurance policy in an amount of $100,000. If Mr. Walker is disabled to the extent that he is incapable of performing his duties, he is entitled to receive his normal compensation for the period of disability, but not to exceed 90 days. If Mr. Walker's employment with the Company is terminated he may not engage in the business of banking within a 25 mile radius of the Company's Blountsville, Alabama office or in any other county in which the Company and its subsidiaries does business for a period of two years following the termination of his employment.

         CHANGE IN CONTROL AGREEMENTS

         The Company has entered into Change in Control Agreements with each of the named executive officers. These agreements have terms of three years and may be renewed annually thereafter by the Company's Executive Compensation Committee. In the event of a change in control of the Company (as defined in the agreements), the named executive officer is entitled to receive certain severance benefits if his employment is terminated by the Company within 30 months following the change in control, unless the termination is for cause or by reason of the officer's death or disability. The officer is also entitled to these severance benefits if the officer terminates employment with the Company within 30 months following a change in control because, among other reasons, the officer's authority, duties, compensation or benefits have been reduced or the officer is forced to relocate more than 50 miles from his place of employment immediately prior to the change in control. If, during the term of the agreement a transaction is proposed which, if consummated, would constitute a change in control, the officer's employment is thereafter terminated by the Company other than for cause or by reason of the officer's death or disability, and the proposed transaction is consummated within one year following the officer's termination of employment, the change in control will be deemed to have occurred during the term of the agreement and the officer will be entitled to severance benefits.

         The severance benefits payable under the Change in Control Agreements are as follows: (i) a lump sum payment equal to the present value of the officer's monthly salary which would have been payable for 30 months following the officer's termination of employment but for such termination; (ii) a lump sum payment equal to the present value of a monthly payment payable for 30 months, which monthly payment is calculated by taking one-twelfth of the average of the bonuses earned by the officer for the two calendar years immediately preceding the year in which the officer's termination of employment occurs;
(iii) continuation of the officer's health and life insurance benefits for 30 months following the officer's termination of employment at the same level and on the same terms as provided to the officer immediately prior to his termination of employment; (iv) full vesting and continued participation for a period of 30 months following the officer's termination of employment in certain retirement plans or, if such full vesting and continued participation is not allowed, payment by the Company of a lump sum supplemental benefit in lieu of full vesting and continued participation in such plans; and (v) individual career counseling and outplacement services for a reasonable period of time following the officer's termination of employment, up to a maximum cost to the Company of $5,000 per officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following directors currently serve as members of the Executive Compensation Committee of the Company's Board of Directors and also served on such committee during 1998:

                           Merritt M. Robbins (Chairman)
                           R. Wayne Washam (Vice Chairman)
                           Denny G. Kelly
                           Bishop K. Walker, Jr.

         Former director Henry Sims, who has retired from the Board, also served on the committee during a portion of 1998.

         Directors Bishop K. Walker, Jr. and Denny G. Kelly are also executive officers of the Company and its subsidiaries.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's Executive Compensation Committee (the "Compensation Committee") is responsible for establishing and administering executive compensation policies and programs for the Company. The purpose of the Company's executive compensation program is to attract, reward, retain and motivate the strong leadership necessary for the Company to achieve, over time, superior financial performance and stockholder return. The Company's executive compensation program, generally, consists of three components: base compensation, annual bonuses and long-term incentives.

         Base Compensation. Base compensation provides the foundation for the Company's executive compensation. Its purpose is to compensate the executive for performing his basic duties.

In determining base compensation for executive officers, the Compensation Committee evaluates the Company's performance with regard to growth, asset composition, rate-of-return and profitability, on both a peer group basis and an internal, year-to-year comparison basis. The base compensation paid to Kennon R. Patterson, Sr. was established by his employment agreement with the Company and is subject to minimum annual increases and additional increases at the discretion of the Compensation Committee. The base compensation paid to Bishop
K. Walker, Jr. was established by his employment agreement with the Company and is subject to annual review of the Company. During 1998, the Compensation Committee increased the annual base compensations of the named executive officers as follows: Kennon R. Patterson, Sr. to $736,369, Bishop K. Walker, Jr. to $248,730, Denny G. Kelly to $190,288, Hodge Patterson, III to $170,019 and Loy McGruder to $152,231. These salary adjustments were based on the Compensation Committee's assessment of the nature of the positions held by these individuals, the experience of the individuals filling the positions and the tenure of such individuals with and their general contributions to the Company.

         Annual Bonuses. The Company has, in the past, provided short-term incentives in the form of annual cash bonuses. In 1998, the Compensation Committee determined that bonuses would not be paid to the named executive officers.

         Long-Term Incentives. The purpose of long-term incentives is to provide incentives and rewards recognizing the performance of the Company over time and to motivate long-term, strategic thinking among executives. During 1998, the Company granted stock options to its directors and certain of its officers as long-term incentives because, among other reasons, the Compensation Committee believes stock options properly align executive pay with stockholders' interests. The grant of stock options is a common method of compensation for financial institutions and other business entities and allows the Company to be competitive with such institutions. The options that were granted in 1998 have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant of the options, are exercisable immediately and expire five years after the date of the grant.

         Chief Executive Compensation. In reviewing Kennon R. Patterson, Sr.'s compensation for 1998, the Compensation Committee considered the factors described above. The Compensation Committee concluded that, during the prior year, the Company achieved a number of important successes, including the expansion of its geographic market by opening new locations and the development of new business products and services. These accomplishments are key factors in the continued growth in assets and profitability of the Company, and, the Compensation Committee believes, due in large part to Mr. Patterson's management leadership and strategic vision. Accordingly, Mr. Patterson's base salary and long-term incentives were increased to their 1998 levels.

         Compensation Planning for 1999. Consistent with its overall plan, the Compensation Committee intends for the Company's executive compensation program to attract, motivate and retain executive officers and other key employees of the Company and its subsidiaries with the goal of providing (i) base salaries competitive with those paid by comparable financial institutions, (ii) variable annual incentives to reflect executive officers' contributions to the Company's annual performance objectives, and (iii) a variable long-term incentive program utilizing equity ownership in the Company to recognize executive officers' contributions to the Company's achievement of longer term goals. For 1999, the Compensation Committee will review the Company's executive compensation program in light of the Company's continuing strategic development and make recommendations to the Board of Directors consistent with the goals identified above.

By the Executive Compensation Committee

Denny G. Kelly    Merritt M. Robbins    R. Wayne Washam    Bishop K. Walker, Jr.
                  (Chairman)            (Vice Chairman)

PERFORMANCE GRAPH

         Set forth below is a graph comparing the yearly percentage change in the cumulative total return of the Company's Common Stock against the cumulative total return of the Nasdaq Stock Market Bank Index and the American Stock Exchange Index for the last five years. It assumes that the value of the investment in the Company's Common Stock and in each index was $100.00 and that all dividends were reinvested. There is no established trading market for the Company's Common Stock and, therefore, no reliable information is available as to the prices at which such Common Stock has traded. To the extent that cumulative total return data provided in the graph below is based in part on the price of the Common Stock at the dates indicated, such information should not be viewed as indicative of the actual or market value of the Common Stock.


                            TOTAL RETURN PERFORMANCE

                                                                     PERIOD ENDING
                              -------------------------------------------------------------------------------
INDEX                           12/31/93      12/31/94       12/31/95     12/31/96    12/31/97      12/31/98
-------------------------------------------------------------------------------------------------------------
Community Bancshares, Inc.        100.00        163.83         135.43       160.07      215.60        297.04
AMEX Major Market Index           100.00        108.57         149.06       190.20      243.18        292.96
NASDAQ Bank Index                 100.00         99.64         148.38       195.91      328.02        324.90




         The information provided under the headings "Executive Compensation Committee Report on Executive Compensation" and "Performance Graph" above shall not be deemed to be "soliciting material" or to be "filed" with the SEC, or subject to Regulation 14A or 14C, other than as provided in Item 402 of Regulation S-K, or to liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, unless specific reference is made therein to such headings, shall not be incorporated by reference into any filings under the Securities Act of 1933 or the Exchange Act.

              PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF AUDITORS

         Upon the recommendation of the Audit Committee, the Board of Directors has appointed the accounting firm of Dudley, Hopton-Jones, Sims & Freeman, PLLP as the independent auditors of the Company and its subsidiaries for 1999, subject to approval by the Company's stockholders. This firm has served as the Company's independent auditors since 1989. If the appointment is not approved by the stockholders, the matter will be referred to the Audit Committee for further review.

         A representative of Dudley, Hopton-Jones, Sims & Freeman, PLLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DUDLEY, HOPTON-JONES, SIMS & FREEMAN, PLLP AS INDEPENDENT AUDITORS FOR 1999.

         PROPOSAL 3 -- APPROVAL AND ADOPTION OF AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

GENERAL

         The Board of Directors proposes to amend and restate the Company's Certificate of Incorporation (the "Existing Certificate") by adopting an Amended and Restated Certificate of Incorporation in substantially the form set forth in Appendix A hereto (the "Restated Certificate"). The Restated Certificate will, among other things, (1) consolidate all previous amendments to the Existing Certificate; (2) restate the purpose of the Company; (3) contain a provision classifying the Board of Directors, replacing a similar provision currently contained in the Company's Bylaws; (4) eliminate the ability of stockholders to take action outside of a duly called annual or special meeting; (5) require a "super-majority" stockholder vote to approve the repeal, amendment or adoption of certain provisions of the Restated Certificate; and (6) enhance, under certain circumstances, the Company's ability to indemnify directors and officers and limit the personal liability of its directors.

         The information below under the heading "Comparison of the Restated Certificate to the Existing Certificate" sets forth the material differences between the Restated Certificate and the Existing Certificate. In the event that the proposed amendments to the Existing Certificate are not approved, the Company will continue to operate under the Existing Certificate. Copies of the Existing Certificate are available for inspection at the principal executive offices of the Company and will be sent to a stockholder upon written request.

APPROVAL REQUIRED FOR AMENDMENT

         A majority of the votes entitled to be cast on this proposal is required for approval of the Restated Certificate. Because a majority of all the votes entitled to be cast on the proposal is required, an abstention from voting or a broker non-vote on this proposal will have the same effect as a vote against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors believes that the proposal to amend and restate the Existing Certificate will provide greater flexibility and certainty in the Company's operations as a public company that is not available under the Existing Certificate. Also, this proposal will provide indemnity to ensure that directors and officers of the Company can take action on the Company's behalf without undue concern of personal liability and loss. Additionally, this proposal is designed to provide continuity and stability of the Company's business strategies and policies and to discourage unfair or coercive takeover attempts.

         Accordingly, the Board of Directors believes that amending and restating the Existing Certificate is in the best interests of the Company and its stockholders and, therefore, recommends that stockholders vote "FOR" approval of Proposal 3.

COMPARISON OF THE RESTATED CERTIFICATE TO THE EXISTING CERTIFICATE

         The following comparison of the Restated Certificate to the Existing Certificate does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, a copy of which is attached as Appendix A to this Proxy Statement.

         SHAREHOLDER ACTION BY WRITTEN CONSENT. The Restated Certificate eliminates the ability of stockholders to act outside of a duly called meeting of stockholders. The Existing Certificate is silent on the matter.

         STAGGERED TERMS FOR DIRECTORS. The Restated Certificate would provide for a classified, or "staggered," Board of Directors, whereby approximately one-third of the Board of Directors would be up for election in any given year. The Company's Bylaws currently contain a nearly identical provision, so no immediate change in the structure of the Company's Board of Directors would occur upon the approval of the Restated Certificate. The Restated Certificate also fixes the number of directors at no less than nine and no more than 18, which is consistent with the existing provisions of the Company's Bylaws. The Existing Certificate does not address the size of the Board of Directors.

         SUPER-MAJORITY REQUIREMENT TO AMEND THE RESTATED CERTIFICATE. The Restated Certificate would require the approval of the holders of 80% of the voting power to repeal, amend or adopt any provision inconsistent with certain provisions of the Restated Certificate, including (1) the limitation on the personal liability of the Company's directors; (2) the power of the Company to indemnify its directors in a manner consistent with the Delaware General Corporation Law ("DGCL"); (3) the above-described elimination of stockholder action outside of meetings; (4) provisions in the Restated Certificate relating to the Board of Directors, including the classified-Board provision; (5) this super-majority requirement itself; and (6) certain other provisions contained in
Article VIII of the Restated Certificate. The Existing Certificate contains no such provision. Rather, under the DGCL, the approval of the holders of only a simple majority of the shares entitled to vote on a matter is necessary to amend or repeal provisions of the Company's Existing Certificate.

         INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Restated Certificate requires the Company to indemnify (and upon request advance expenses to) officers and directors of the Company in connection with certain legal proceedings and subject to certain limitations. Specifically, the Restated Certificate requires indemnification of any officer or director who becomes a party to, or is threatened to be made a party to, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal or otherwise, by reason of such person being an officer, director or person serving the Company in certain other capacities. The Restated Certificate also permits the Company, consistent with the DGCL, to purchase and maintain insurance on behalf of officers, directors and persons serving the Company in certain other capacities. The Company could not, however, indemnify a person who is adjudged to be liable to the Company unless and only to the extent that the court in which such action was brought determines that indemnification is fairly and reasonably entitled.

        The Existing Certificate contains no provision regarding the indemnification of such persons. The Company's Bylaws, however, contain a nearly identical provision to that in the Restated Certificate. The Restated

Certificate would extend the rights to indemnification and advancement of expenses beyond the minimum standards under the DGCL for permissive indemnification.

         LIMITATIONS ON DIRECTOR LIABILITY. The Restated Certificate provides that the Company's directors shall not be liable to the Company or its stockholders for money damages for breach of fiduciary duty except for (i) breaches of the director's duty of loyalty to the Company or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful distributions to stockholders of the Company, and (iv) any transaction in which the director derived an improper personal benefit. These provisions are consistent with a provision already contained in the Existing Certificate. The Restated Certificate goes on to provide, however, that if the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the Company's directors shall, be limited or eliminated to the fullest extent permitted by the DGCL, without any additional action by the Company or its stockholders.

         REMOVAL OF DIRECTORS. The Restated Certificate provides that a director may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the shares entitled to vote. Cause is defined to mean willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company. The Existing Certificate does not contain a procedure for removal of directors. However, the Company's Bylaws contain a director removal provision identical to the provision contained in the Restated Certificate.

         VACANCIES ON THE BOARD OF DIRECTORS. The Restated Certificate provides that vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Under the Restated Certificate, stockholders do not have the ability to fill vacancies on the Board of Directors. The Existing Certificate does not contain a procedure for filling vacancies on the Board of Directors. The Company's Bylaws, however, currently include a provision consistent with the Restated Certificate.

         PURPOSE OF THE COMPANY. The Restated Certificate contains a broad statement of the nature of the Company's business and purpose, allowing the Company to engage in all acts and activities permitted under the DGCL. The Existing Certificate, drafted more than 15 years ago, also contains a broad statement of purpose, but includes certain other narrow and specific purposes. The Restated Certificate eliminates the narrow and specific purposes.

ANTI-TAKEOVER EFFECTS

         Certain of the provisions in the Restated Certificate are designed to help assure the continuity and stability of the Company's business strategies and policies and to encourage persons seeking to acquire control of the Company to engage in arms-length negotiations with the Board of Directors, which would then be in a position to negotiate a transaction which is fair to all stockholders, thereby making the Company less vulnerable to unfair or coercive takeover attempts. Nevertheless, the Restated Certificate may discourage or prevent a third party from obtaining control of or acquiring the Company, even if that would be beneficial to the Company and its stockholders, and could increase the likelihood that incumbent directors and management will retain their positions.

         The Restated Certificate provides for a classified Board of Directors, consistent with the Company's current Bylaws, by which the Board is staggered into three classes, with one class of directors being subject to election each year. The terms of less than a majority of the incumbent directors expire at each annual meeting and, accordingly, two annual meetings may be required to replace a majority of the incumbent directors.

         The 80% "super-majority" stockholder vote provision in the Restated Certificate would permit a minority of the stockholders of the Company to block an attempt to repeal or amend the provisions of the Restated Certificate providing for a classified Board and restricting stockholder action by written consent, even if a majority of the stockholders voted in favor of such repeal or amendment. Members of the Company's management currently hold greater than 20% of the outstanding shares of Common Stock, and therefore could constitute such a minority.

         This proposal is not in direct response to any offer made to management or the Board of Directors, and management continuity and stability has not been a problem for the Company. Although a change-in-control of the Board of Directors or the management of the Company, without prior consultation with the incumbent Board of Directors or management, may not necessarily be detrimental (and could be beneficial) to the Company and its stockholders, in view of the current environment, with increasing hostile takeover attempts facing publicly-held companies, the Board of Directors believes that it is prudent and in the interests of stockholders generally to provide the advantages that will result from the adoption of the Restated Certificate.

         The Company's Existing Certificate already contains a provision authorizing the Board of Directors, at its discretion, to issue up to 200,000 shares of preferred stock in such classes and having such voting powers, designations, preferences and other special rights as may be prescribed by the Board of Directors. The issuance of such preferred stock may be used by the Board of Directors to impede a party seeking to acquire control of the Company. The Company's Bylaws also contain certain provisions having anti-takeover effects, including (1) a classified Board provision, (2) a provision preventing the removal of directors except for cause and by a vote of the holders of at least 80% of the voting power of all the shares eligible to vote thereon, and
(3) a provision requiring the affirmative vote of the holders of 80% of the voting power of all the shares entitled to vote thereon to alter, amend or repeal any provision of the Bylaws. Furthermore, the Board of Directors has adopted a share purchase rights plan or "poison pill", which is triggered upon a would-be acquiror's purchase of a certain percentage of the outstanding shares of Common Stock.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                              STOCKHOLDER PROPOSALS

         Certain stockholders of the Company have notified the Company that they intend to present a total of three proposals at the Annual Meeting for consideration by the stockholders of the Company. These proposals are described below and are identified as Proposals 4, 5 and 6 on the enclosed proxy. The Board of Directors has duly considered each of these proposals and unanimously recommends a vote "AGAINST" each of these three stockholder proposals.

                 PROPOSAL 4 -- STOCKHOLDER PROPOSAL TO AMEND THE
                  COMPANY'S BYLAWS TO SEPARATE THE POSITION OF
                   CHAIRMAN OF THE BOARD FROM THE POSITION OF
                                   PRESIDENT

         R.C. Corr, Jr., whose address is 506 Third Avenue East, Oneonta, Alabama 35121, has given notice to the Company that he intends to present the following proposal at the Annual Meeting for consideration by the stockholders of the Company. The Company will provide you with information regarding shares of Common Stock held by Mr. Corr promptly upon receipt by the Corporate Secretary of the Company of an oral or written request for such information.

                  NOW, THEREFORE, BE IT RESOLVED, by the stockholders of Community Bancshares, Inc. (the "Corporation"), as follows:

                  Section 1. Article V, Section 2 of the By-Laws of the Corporation shall be amended to delete the clause ", and shall be the Corporation's chief executive officer" contained in the first sentence thereof, and shall be further amended to include the following at the conclusion thereof:

                  The position of Chairman of the Board of the Corporation and the position of President of the Corporation shall not be simultaneously held by the same person and the position of Chairman of the Board of the Corporation shall be held by a Director who is independent. A Director shall be independent for the purposes hereof if he or she (i) is not employed by the Corporation, or a subsidiary or an affiliate thereof, within the preceding five years; (ii) is not a member of the "immediate family" of any person who has been so employed (as such term is defined in Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission ("Regulation S-K")); and (iii) has not had any business relationship that would be required to be disclosed by Item 404(b) of Regulation S-K. The preceding two sentences shall not be altered or repealed without approval by the stockholders of the Corporation.

                  Section 2. Such amendment of the By-Laws of the Corporation to effect the foregoing and such amendment shall be effective commencing with the election of the Corporation's officers immediately following the expiration or earlier termination of that certain Employment Agreement, dated as of March 28, 1996, between the Corporation and Kennon R. Patterson, Sr.

MR. CORR'S SUPPORTING STATEMENT

         Mr. Corr provided the following statement in support of his proposal:

                  The stockholders of Community Bancshares, Inc. (the "Corporation") are best served by a Chairman of the Board who is chosen from among the independent outside Directors of the Corporation. Such a person would bring objectivity and a unique perspective to the deliberations of the Corporation's Board of Directors (the "Board").

                  Among the Board's functions are evaluating the performance of management and setting executive compensation, including that of the President. Where the Chairman of the Board and the President are the same person, the Board's ability to evaluate and oversee management effectively may be compromised.

                  Stockholders of the Corporation, by law, have no role to play in the day-to-day operations of the Corporation conducted by management. The stockholders must accordingly rely on the Board to oversee management. This system of checks and balances is compromised when one person who is President of the Corporation also serves as Chairman of the Board.

THE COMPANY'S RESPONSE

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL 4, FOR THE FOLLOWING REASONS:

         By its terms, the Bylaw amendment proposed by Mr. Corr would not take effect for almost nine years, when the Company's current employment agreement with Kennon R. Patterson, Sr. expires in March 2008. The Board of Directors believes that it is not advisable or in the best interests of the Company and its stockholders to bind the Company on such a matter that far in advance. To the extent that Mr. Corr's proposal has any merit, it is premature and unnecessary to consider it at this time.

         The Board of Directors also believes that separating the position of Chairman of the Board from the position of President is neither necessary nor desirable. Mr. Patterson has served as the Chairman, Chief Executive Officer and President of the Company since 1983. By holding these positions, the Board of Directors believes that Mr. Patterson has been better able to act effectively in each capacity. As Chief Executive Officer and President, Mr. Patterson understands the day-to-day operations of the Company. Therefore, in his capacity as Chairman of the Board, he is a more effective liaison between management of the Company and the Board of Directors. As Chairman, Mr. Patterson's ability to guide the Board of Directors in setting the overall direction for the Company, in a manner consistent with the vision and objectives of management, is enhanced because of his participation as President in formulating management's recommendations to the Board of Directors regarding long-term business plans.

         Directors of the Company, including the Chairman, are bound by state law fiduciary obligations to serve the best interests of the Company's stockholders. Separating the offices of Chairman and President would not serve to enhance or diminish the fiduciary duties of any officer or director of the Company. The Company believes that the fact that the position of Chairman and President are held by the same person does not at all impair the independence, integrity or functioning of either office, but rather greatly enhances the productivity of both positions. It is important to note that there is currently nothing in the Company's Bylaws that would preclude the Board of Directors from determining that the positions of Chairman and President should be held by different people if, at some future time, the Board of Directors believes that such action would be in the best interests of the Company's stockholders. The proposed amendment, however, limits the flexibility of the Board of Directors to act in the manner that it determines to be in the best interests of the stockholders, based on the facts and circumstances at any given time. The Company believes that it would be premature and inappropriate to place an artificial constraint on the Board of Directors in exercising its responsibility to determine who should serve as Chairman and President. The Board of Directors should be permitted to fulfill this responsibility on the basis of its unique and intimate knowledge of the abilities and skills of the individual or individuals involved.

         The Board of Directors believes that its independence is not compromised by having a single person serve as Chairman and Chief Executive, particularly because the Executive Compensation Committee annually reviews all officers' salaries and makes recommendations to the Board of Directors for salary adjustments of all officers of the Company and its subsidiaries. The Executive Compensation Committee is comprised of a majority of non-employee directors. Mr. Patterson is not a member of the Executive Compensation Committee and, therefore, does not participate in his own evaluation nor in establishing his own salary.

         The functions of the Board of Directors are carried out at the full Board of Directors and committee level. Each of the directors is a full and equal participant in the major strategic and policy decisions of the Company. The Board of Directors believes that the Company has benefited from the full attention, consistent direction and decisiveness of a single individual serving as both Chairman and Chief Executive Officer, subject to the oversight of the Company's Board of Directors as a whole. The strict mandate of the proposal would eliminate the organizational flexibility necessary to respond to changes in the Company's circumstances, a quality the Board of Directors believes is necessary to meet the many challenges ahead.

         In addition, the Company has been advised by its legal counsel that, in their opinion, the proposal, if adopted, would violate state law, since the proposed actions may be implemented through stockholder action only by amending the Company's Certificate of Incorporation rather than its Bylaws. Therefore, in the event that the stockholders approve the proposal, the Board of Directors may determine that its fiduciary duties to the Company and its stockholders require that the Board of Directors initiate potentially costly legal action to challenge the proposal and have a court determine its validity under state law.

         Accordingly, the Board of Directors recommends that you vote "AGAINST" this proposal.

                 PROPOSAL 5 - STOCKHOLDER PROPOSAL TO AMEND THE
                 COMPANY'S BYLAWS TO RESTRICT THE COMPOSITION OF
                      THE BOARD OF DIRECTORS TO INDEPENDENT
                                    DIRECTORS

         Jimmy C. Smith, whose address is 101 Hickory Street, Oneonta, Alabama 35121, has given notice to the Company that he intends to present the following proposal at the Annual Meeting for consideration by the stockholders of the Company. The Company will provide you with information regarding shares of Common Stock held by Mr. Smith promptly upon receipt by the Corporate Secretary of the Company of an oral or written request for such information.

                  WHEREAS, the Board of Directors (the "Board") of Community Bancshares, Inc. (the "Corporation") is intended to be an independent body elected by the Corporation's stockholders and is charged with the duty, authority and responsibility to formulate and direct corporate policies which are in the best interests of such stockholders;

                  WHEREAS, the Board should monitor management of the Corporation in the implementation of those policies; and

                  WHEREAS, the Corporation's interests can best be served by having Directors who are independent of management and who possess a breadth of business experience;

                  NOW, THEREFORE, BE IT RESOLVED, by the stockholders of the Corporation, as follows:

                  Section 1. Article III, Section 1 of the By-Laws of the Corporation shall be amended to insert at the conclusion thereof the following:

                  The Board of Directors shall consist of Directors who are independent, with the exception of one management representative who shall be the President of the Corporation. A Director shall be deemed to be independent for the purposes hereof if he or she (i) has not been employed by the Corporation, or a subsidiary or an affiliate thereof, within the preceding five years; (ii) is not a member of the "immediate family" of any person who has been so employed (as such term is defined in Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission ("Regulation S-K")); and (iii) has not had any business relationship that would be required to be disclosed by Item 404(b) of Regulation S-K. The preceding two sentences shall not be altered or repealed without approval by the stockholders of the Corporation.

         Section 2. Such amendment of the By-Laws of the Corporation shall be effective with respect to nominees for Director to be elected subsequent to the 1999 annual meeting of stockholders of the Corporation.

MR. SMITH'S SUPPORTING STATEMENT

         Mr. Smith provided the following statement in support of his proposal:

                  The Board of Directors (the "Board") of Community Bancshares, Inc. (the "Corporation") is comprised of 15 Directors, eight of whom are officers of the Corporation or its subsidiaries and three of whom are members of the same family. The Corporation's management, which includes these eight "inside" Directors, is responsible for the day-to-day operations of the Corporation. The Board, on the other hand, is responsible for setting corporate policy, evaluating the performance of management in implementing that policy and establishing executive compensation. This system of checks and balances is compromised when a majority or even a significant number of the members of the Board is comprised of management "insiders". Members of management lack the independence and true objectivity necessary to act in the best interests of the Corporation's stockholders. Accordingly, it is important that members of the Board be "independent" of management in order to help ensure that the interests of all, and not just a few, stockholders are protected and advanced by improving the accountability of management.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL 5.

                 PROPOSAL 6 - STOCKHOLDER PROPOSAL TO AMEND THE
                   COMPANY'S BYLAWS TO DECLASSIFY THE BOARD OF
                                    DIRECTORS

         J.R. Whitlock, Sr., whose address is 9 Greenbriar Lane, Oneonta, Alabama 35121, has given notice to the Company that he intends to present the following proposal at the Annual Meeting for consideration by the stockholders of the Company. The Company will provide you with information regarding shares of Common Stock held by Mr. Whitlock promptly upon receipt by the Corporate Secretary of the Company of an oral or written request for such information.

                  WHEREAS, the Board of Directors (the "Board") of Community Bancshares, Inc. (the "Corporation") is classified;

                  WHEREAS, the classification of the Board maintains the incumbency of the current Board and management of the Corporation and thus limits the accountability of both to the Corporation's stockholders; and

                  WHEREAS, the declassification of the Board would allow the Corporation's stockholders the opportunity to register annually their respective views of the performance of the Board and its members;

                  NOW, THEREFORE, BE IT RESOLVED, by the stockholders of the Corporation, as follows:

                  Section 1. The Board shall be declassified in order that all Directors of the Corporation may be elected annually.

                  Section 2. The By-Laws of the Corporation shall be amended to effect the foregoing by deleting Article II, Section 2 and Article III, Sections 1 and 2 thereof in their entirety and re-inserting their respective predecessor sections as they existed prior to the 1996 annual meeting of stockholders, except that the number of Directors which may compose the Board shall be nine.

                  Section 3. Such amendment of the By-Laws of the Corporation shall be effected in a manner that does not affect the unexpired term of the Corporation's Directors previously elected.

MR. WHITLOCK'S SUPPORTING STATEMENT

         Mr. Whitlock provided the following statement in support of his proposal:

                  The Board of Directors (the "Board") of Community Bancshares, Inc. (the "Corporation") is divided into three classes serving staggered three-year terms. This arrangement, which is commonly referred to as a "classified" board of directors, is not in the best interests of the Corporation or its stockholders.

                  The classification of the Board serves to protect the incumbency of the current Board and management and thus limits the accountability of both to the Corporation's stockholders. Concerns that the "declassification" of the Board could lead to inexperienced members of the Board if no incumbents were returned to their respective directorship are unfounded.

                  The stockholders of the Corporation deserve the opportunity to vote on each Director annually, rather than once every three years. The declassification of the Board would allow the Corporation's stockholders the opportunity to register annually their respective view of the performance of the Board and its members.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL 6.

                                VOTING PROCEDURES

         Under the DGCL and the Company's Bylaws, the presence in person or by proxy of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the stockholders to take action at the Annual Meeting. For these purposes, shares which are present or represented by a proxy at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or the proxy abstains from voting on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Under the DGCL, once a quorum of the stockholders is established, (i) the directors standing for election must be elected by a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, and (ii) any other action to be taken must be approved by the vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting. Abstentions will in effect count as votes against approval of actions to be taken at the Annual Meeting other than election of directors. Except with respect to Proposal 2 regarding approval and adoption of an Amended and Restated Certificate of Incorporation, which requires a majority of all votes entitled to be cast in order to be approved, broker non-votes will not have an effect on the outcome of the election of directors or approval of any other action to be taken at the Annual Meeting.

                            MISCELLANEOUS INFORMATION

SHAREHOLDER PROPOSALS

         Any proposals by stockholders intended to be presented at the Company's 2000 annual meeting of stockholders must be received in written form at the Company's executive offices on or before November 30, 1999, and must otherwise be in compliance with Rule 14a-8 under the Exchange Act and other applicable legal requirements in order to be included in the Company's proxy materials for that annual meeting.

NOMINATIONS FOR DIRECTORS AND OTHER BUSINESS

         The Company's Bylaws require stockholders who wish to submit to the annual meeting of stockholders nominations of persons for election to the Board of Directors or other business to follow certain procedures. The Company's Nominating Committee will consider nominations of persons for election to the Board of Directors that are timely and otherwise submitted in accordance with the following. The shareholder must give notice in writing of the nomination or other business to the Secretary of the Company at its office at Highway 231 South, P.O. Box 1000, Blountsville, Alabama 35031, not later than the close of business on the 90th day, nor earlier than the 120th day, prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, however, notice to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The shareholder must be a shareholder of record at the time the notice is given and must be entitled to vote at such meeting. The shareholder's notice must set forth (a) as to each nominee all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (b) as to any other business that the shareholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of the shareholder, as they appear on the Company's books, and of such beneficial owner and (ii) the number and class of shares of the Company owned of record and beneficially by such shareholder and such beneficial owner.

         The individuals named as proxies on the proxy card for the Company's 2000 annual meeting of stockholders will be entitled to exercise their discretionary authority in voting proxies on any shareholder proposal that is not included in the Company's proxy statement for the 2000 annual meeting, unless the Company received notice of the matter(s) to be proposed no later than the 90th day preceding the first anniversary of this year's Annual Meeting. Even if proper notice is received within such time period, the individuals named as proxies on the proxy card for the meeting may nevertheless exercise their discretionary authority with respect to such matter(s) by advising stockholders of the proposal(s) and how the proxies intend to exercise their discretion to vote on the matter(s), unless the shareholder making the proposal(s) complies with Rule 14a-4(c)(2) under the Exchange Act.

                                                                     APPENDIX A


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           COMMUNITY BANCSHARES, INC.

                  Community Bancshares, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

                  (a) The name of the Corporation is Community Bancshares, Inc. The original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on December 13, 1983.

                  (b) This Amended and Restated Certificate of Incorporation was duly adopted and approved by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

                  (c) The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

                                    ARTICLE I

                                      NAME

                  The name of the corporation is Community Bancshares, Inc. (the "Corporation").

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

                  The address of the registered office of the Corporation in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at the registered office is The Corporation Trust Company.

                                   ARTICLE III

                                    PURPOSES

                  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any and all lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now or hereinafter in force. The Corporation shall possess and exercise all of the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law or by this Certificate, together with all such powers and privileges incidental thereto as may be necessary or convenient to the conduct, promotion or attainment of the purposes of the Corporation.

                                   ARTICLE IV

                                 CAPITALIZATION

                  (a) The Corporation shall be authorized to issue 20,200,000 shares of capital stock (the "Corporation Shares"), of which 20,000,000 shares shall be shares of Common Stock, $0.10 par value ("Common Stock"), and 200,000 shares shall be shares of Preferred Stock, $0.10 par value ("Preferred Stock").

                  (b) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects except that the dates from which dividends accrue or accumulate with respect thereto may vary.

                  (c) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

                      (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

                      (ii) The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

                      (iii) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, at the option of either the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

                      (iv) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the Corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

                      (v) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to which the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

                      (vi) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the Corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

                      (vii) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (along or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the Corporation in case of dividend arrearages or other specified events, or upon other matters.

                      (viii) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

                      (ix) Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

                  (d) Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Article IV, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.

                  (e) Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

                  (f) Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of Preferred Stock or any obligation of the Corporation convertible into shares of Common Stock which is at the time outstanding or issuable upon exercise of any options or warrants at the time outstanding and
(ii) upon exercise of any options or warrants at the time outstanding to purchase shares of Common Stock.

                  (g) Without affecting rights granted to holders of warrants, options, and other forms of convertible securities by law or contract, no holder of any Corporation Shares of any kind, class, or series shall have, as a matter of right, any preemptive or preferential right to subscribe for, purchase or receive any of the Corporation Shares of any kind, class or series or any Corporation securities or obligations, whether now or hereafter authorized.

                                    ARTICLE V

                  LIMITATION ON PERSONAL LIABILITY OF DIRECTORS

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the General Corporation Law of the State of Delaware (or the corresponding provision of any successor act or law); and (d) for any transaction from which the director derived an improper personal benefit. If the law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of directors to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by law of the State of Delaware as so amended from time to time. Any repeal or modification of the provisions of this Article V, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification.

                                   ARTICLE VI

                                 INDEMNIFICATION

                  (a) The Corporation shall indemnify, and upon request shall advance expenses (including attorneys' fees) to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee"). The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (b) Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to secure a judgment in its favor against such indemnitee with respect to any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) The rights to indemnification and advancement of expenses set forth in this Article VI are intended to be greater than those which are otherwise provided for in the General Corporation Law of the State of Delaware, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to this Article VI are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Delaware, as amended from time to time. The rights to indemnification and advancement of expenses set forth in this Article VI are nonexclusive of other similar rights which may be granted by law, this Certificate, the Bylaws, a resolution of the Board of Directors or stockholders or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

                  (d) Any repeal or modification of the provisions of this
Article VI, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article VI which occur subsequent to the effective date of such amendment.

                                   ARTICLE VII

                             ACTION BY STOCKHOLDERS

                  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called meeting of stockholders of the Corporation and may not be effected by consent in writing by such stockholders.

                                  ARTICLE VIII

                               SPECIAL PROVISIONS

                  In furtherance and not in limitation of the powers conferred by law, the following provisions for the regulation of the Corporation, its directors and stockholders are hereby established:

                  (a) The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own capital stock to the full extent of undivided profits, earned surplus, capital surplus or other funds lawfully available therefor.

                  (b) No contract or other transaction between the Corporation and one or more of its directors or officers or between the Corporation or any other person, corporation, firm, association or entity in which one or more of its directors or officers are directors or officers or are financially interested, shall be void or voidable because of such relationship or interest, or because such director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or solely because his or their votes are counted for such purpose, if such contract or transaction is permitted by the Delaware General Corporation Law, Section 144, as now or hereafter in effect.

                  (c) The Corporation may from time to time enter into any agreement to which all, or less than all, holders of record of the issued and outstanding shares of the Corporation's

Shares are parties, restricting the transfer or registration of transfer of any or all of the Corporation's Shares, upon such reasonable terms and conditions as may be approved by resolution or resolutions adopted by the Corporation's Board of Directors.

                  (d) Subject to any provision contained in any resolution of the Board of Directors adopted pursuant to Section (c) of Article IV of this Certificate of Incorporation requiring an increase or increases in the number of directors, the number of directors constituting the Board of Directors shall be that number as shall be fixed from time to time in the manner provided by
Article IX of this Certificate of Incorporation and by Bylaws in conformity therewith. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                  In addition to all of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

                  Wherever the term "Board of Directors" is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that, to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.

                                   ARTICLE IX

                               BOARD OF DIRECTORS

                  (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of the directors of the Corporation shall be fixed from time to time be resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation, except that the minimum number of directors shall be fixed at no less than nine (9) and the maximum number of directors shall be fixed at no more than eighteen (18). The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of the initial Class I directors of the Corporation shall expire at the annual meeting of stockholders first occurring following the date that this Certificate of Incorporation first becomes effective; the terms of the initial Class II directors of the Corporation shall expire at the next annual meeting; and the terms of the initial Class III directors of the Corporation shall expire at the next annual meeting of stockholders following such second annual meeting. At each such annual meeting of stockholders, successors of the class of directors whose term expires at that annual meeting following such annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

                  (b) Nominations for election to the Board of Directors of the Corporation at a meeting of stockholders must be made in accordance with the Bylaws of the Corporation and any applicable law. The chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

                  (c) Newly created directorships resulting from any increase in the number or director and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director of any class chosen to fill a vacancy in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until such director's successor shall have been elected and qualified.

                  (d) Any director may be removed only for cause by vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the Corporation that are present at a shareholder meeting for which a quorum exists, voting together as a single class. Cause shall mean the director's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Corporation.

                  (e) Notwithstanding the foregoing paragraphs, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto. The then authorized number of directors of the Corporation shall be increased by the number of additional directors to be elected, and such directors so elected shall not be divided into classes pursuant to this Article IX unless expressly provided by such terms or required by applicable law.

                                    ARTICLE X

                                   AMENDMENTS

                  (a) Notwithstanding any of the provisions of this Certificate or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate or the Bylaws of the Corporation), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the Corporation that are present and eligible to vote at a shareholder meeting for which a quorum exists, voting together as a single class, shall be required to repeal, or amend or adopt any provision inconsistent with, Articles V, VI, VII, VIII, IX or X.

                  (b) Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative note of the holders of a majority of the stock of the Corporation entitled to vote.

                  (c) The Board of Directors reserves the right from time to time to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  (d) The Board of Directors is authorized and empowered to amend, alter, change or repeal the Corporation's Bylaws and adopt new Bylaws by a majority vote of the directors then in office at any regular or special meeting of the Board of Directors or by written consent, subject to any specific right under Delaware law allowing stockholders of the Corporation to alter or repeal any Bylaws made by the Board of Directors.

                                                                      Appendix B

                                   PROXY CARD

                           COMMUNITY BANCSHARES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints Dicey Childers and Bishop K. Walker, Jr., and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Community Bancshares, Inc. (the "Company") to be held at the Administrative Building of Community Bank headquarters, Highway 231 South, Blountsville, Alabama on Thursday, April 22, 1999, at 10:00 a.m. (Central Time), and at any adjournment thereof (the "Annual Meeting").

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

         THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL VOTE (1) FOR THE ELECTION AS CLASS III DIRECTORS OF THE NOMINEES NAMED ON THIS CARD, (2) FOR THE RATIFICATION OF THE APPOINTMENT OF DUDLEY, HOPTON-JONES, SIMS & FREEMAN, PLLP AS INDEPENDENT AUDITORS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 1999, (3) FOR THE APPROVAL AND ADOPTION OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, (4) AGAINST A STOCKHOLDER PROPOSAL TO AMEND THE COMPANY'S BYLAWS TO SEPARATE THE POSITION OF CHAIRMAN OF THE BOARD FROM THE POSITION OF PRESIDENT, (5) AGAINST A STOCKHOLDER PROPOSAL TO AMEND THE COMPANY'S BYLAWS TO RESTRICT THE COMPOSITION OF THE BOARD OF DIRECTORS TO INDEPENDENT DIRECTORS, (6) AGAINST A STOCKHOLDER PROPOSAL TO AMEND THE COMPANY'S BYLAWS TO DECLASSIFY THE BOARD OF DIRECTORS, AND (7) IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                           (Continued on reverse side)

1.   Election of Class III Directors.
     Nominees: Denny G. Kelly
               Kennon R. Patterson, Sr.
               Merritt M. Robbins
               R. Wayne Washam

FOR all nominees          WITHHOLD
listed (except as         AUTHORITY to vote
marked to the             for all nominees listed
contrary below)

       [ ]                        [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, write his name or their names in the following space:

--------------------------------------------------------------------------------

NOTICE: IF THIS PROXY IS EXECUTED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, IT SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

2. Proposal to ratify the appointment of Dudley, Hopton-Jones, Sims & Freeman, PLLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 1999.

     FOR                      AGAINST                   ABSTAIN
     [ ]                        [ ]                       [ ]

3. Proposal to approve and adopt an Amended and Restated Certificate of Incorporation.

     FOR                      AGAINST                   ABSTAIN

     [ ]                        [ ]                       [ ]

4. Stockholder proposal to amend the Company's Bylaws to separate the position of Chairman of the Board from the position of President.

     FOR                      AGAINST                   ABSTAIN

     [ ]                        [ ]                       [ ]

5. Stockholder proposal to amend the Company's Bylaws to restrict the composition of the Board of Directors to independent directors.

     FOR                      AGAINST                   ABSTAIN

     [ ]                        [ ]                       [ ]
6. Stockholder proposal to amend the Company's Bylaws to declassify the Board of Directors.

     FOR                      AGAINST                   ABSTAIN

     [ ]                        [ ]                       [ ]

Dated:_______________________________, 1999

IMPORTANT: Please sign exactly as your name or names appear on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.


-------------------------------------------
Signature


-------------------------------------------
Signature if held jointly